(FORD LOGO)


                                                                    EXHIBIT 99.9


                                    EXCHANGE
                                     OFFER

                                   QUESTIONS
                                       &
                                    ANSWERS

                                  (FORD LOGO)

                           PROCEDURES FOR EXCHANGING
                               DEPOSITARY SHARES

Q:
   IF DEPOSITARY SHARES ARE REGISTERED IN MY NAME, HOW DO I PARTICIPATE IN THE OFFER?

A: You should have received a package from Chemical Bank consisting of this Question and Answer sheet and:

   - Prospectus dated         , 1995,

   - Letter of Transmittal (printed on yellow paper) bearing a pre-printed label with your account name and address,

   - Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9,

   - Notice of Guaranteed Delivery,

   - Letter from the Chairman of Ford Motor Company, and

   - Return envelope addressed to Chemical Bank.

   If, after reviewing these materials carefully, you decide to participate in the Offer, complete the Letter of Transmittal and send it with your certificate(s) representing Depositary Shares to Chemical Bank as Exchange Agent at either of the addresses shown on the Letter of Transmittal. It is recommended that you use registered or certified mail.

   Holders of record may also contact their broker to exchange their Depositary Shares on their behalf. And if you cannot deliver your certificate(s) to the Exchange Agent before the Expiration Date, then you must arrange for your broker to guarantee delivery of your Depositary Shares. See "The Offer -- Procedures for Tendering" in the Prospectus.

Q: IF MY DEPOSITARY SHARES ARE HELD BY A BROKER OR BANK FOR MY ACCOUNT, HOW
   DO I PARTICIPATE IN THE OFFER?

A: If your Depositary Shares are held by a broker or bank for your account, you should have received a package from them as holder of record containing, along with this Question and Answer sheet, the following:

   - Prospectus dated         , 1995,

   - Letter of Transmittal for information only,

   - Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9,

   - Notice of Guaranteed Delivery,

   - Letter from the Chairman of Ford Motor Company, and

   - Cover letter or notice from your broker or bank.

   If you decide to participate in the Offer, you must contact your broker or bank to tender your Depositary Shares on your behalf. See "The Offer -- Procedures for Tendering -- Special Procedure for Beneficial Owners" in the Prospectus.

Q: ONCE I HAVE TENDERED MY DEPOSITARY SHARES, OR INSTRUCTED MY BROKER OR BANK
   TO TENDER THEM ON MY BEHALF, MAY I WITHDRAW THEM FROM THE OFFER?


A: Yes, tenders of Depositary Shares may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 business days from the date of the Prospectus. See "The Offer -- Withdrawal of Tenders" in the Prospectus.


Q: WHEN DOES THE OFFER EXPIRE?


A: At 12:00 midnight, New York City time, on Thursday, December 7, 1995, unless extended by the Trust. The Trust may also amend or terminate the Offer as described in the Prospectus.


                            For additional details,
                         or if you have any questions,
                       please call the Information Agent,
                        (GEORGESON & COMPANY INC. LOGO)

                           (800) 223-2064 (Toll-Free)

                                       or

                        Banks and Brokers, Call Collect:


                                 (212) 440-9800

                             QUESTIONS AND ANSWERS
                      RELATING TO THE OFFER (THE "OFFER")
                             BY FORD MOTOR COMPANY
                         CAPITAL TRUST I (THE "TRUST")

                      TO EXCHANGE ITS 9% TRUST ORIGINATED

                   PREFERRED SECURITIESSM ("TOPRS(SM)") FOR
                         SERIES B DEPOSITARY SHARES OF
                       FORD MOTOR COMPANY (THE "COMPANY")


    Please note that the following information does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its
entirety by reference to, the Prospectus dated         , 1995 (the "Prospectus")
and the Letter of Transmittal (which together constitute the Offer). Please refer to the Prospectus for details of the Offer and defined terms used herein.


Q: WHAT ARE THE TERMS OF THE OFFER?

A: The Trust will exchange one TOPrS for each Series B Depositary Share issued by the Company. See "The Offer" in the Prospectus.

Q: WHAT ARE TOPRS?

A: TOPrS represent preferred interests in the Trust's assets, consisting solely of Junior Subordinated Debentures due 2025 issued by the Company. TOPrS securities pay quarterly distributions corresponding to the interest rate and the payment dates for the Junior Subordinated Debentures. See "Description of the Preferred Securities" in the Prospectus.

Q: WHAT IS THE PURPOSE OF THE OFFER?

A: The principal purpose is to refinance the Shares with the TOPrS to achieve certain tax efficiencies and to preserve flexibility with respect to future financings. The refinancing will permit the Company to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes, while the dividends payable on the Depositary Shares are not deductible.

Q: WILL THE TOPRS BE LISTED ON THE NEW YORK STOCK EXCHANGE?

A: Yes. The ticker symbol will be "F Pr T".

Q: ARE THE TOPRS RATED?

A: As of the date of the Prospectus, the TOPrS have been rated by Moody's and by Standard & Poor's and have the same ratings as the Depositary Shares.

Q: HOW ARE THE TOPRS GUARANTEED?

A: Payments of dividends on the TOPrS and on liquidation or redemption are guaranteed on a subordinated basis by the Company, only if and to the extent payments have been made on the Junior Subordinated Debentures. See "Description of the Preferred Securities Guarantee" in the Prospectus.

Q: ARE THE REDEMPTION PROVISIONS OF THE TOPRS DIFFERENT FROM THE DEPOSITARY
   SHARES?

A: Yes. While the Depositary Shares have no maturity date, the TOPrS will be redeemed following repayment of the Junior Subordinated Debentures upon their December 31, 2025 final maturity date or earlier redemption. The Junior Subordinated Debentures and the Depositary Shares (under certain circumstances) are redeemable at the option of the Company on or after December 1, 2002. The redemption price of $25 per share is the same for the Junior Subordinated Debentures and the Depositary Shares. See "Description of the Preferred Securities", "Description of the Series B Preferred and Depositary Shares", and "Prospectus Summary -- Potential Risks to Exchanging Holders" in the Prospectus.

---------------

(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

                       DISTRIBUTION AND DIVIDEND MATTERS

Q: HOW DOES THE DISTRIBUTION RATE ON THE TOPRS COMPARE TO THE DIVIDEND RATE ON
   THE DEPOSITARY SHARES?


A: The distribution rate on the TOPrS is 9% per annum, while the dividend rate for the Depositary Shares is 8.25% per annum.


Q: WILL DISTRIBUTIONS ON THE TOPRS BE PAID ON THE SAME SCHEDULE AS DIVIDENDS
   ON THE DEPOSITARY SHARES?

A: No, there is a different payment schedule. Distributions on the TOPrS will be paid on March 31, June 30, September 30 and December 31, while dividends are paid on the Depositary Shares on March 1, June 1, September 1 and December 1.

Q: THE NEXT SCHEDULED DIVIDEND PAYMENT DATE ON THE DEPOSITARY SHARES IS
   DECEMBER 1, 1995 (SUBJECT TO DECLARATION BY THE BOARD OF DIRECTORS). WILL THAT DIVIDEND BE PAID ON DEPOSITARY SHARES THAT ARE EXCHANGED IN THE OFFER?


A: Yes. However, holders who exchange their Depositary Shares in the Offer will not be paid dividends on those Depositary Shares for any period after December 1, 1995. Instead, such holders will be entitled to receive distributions on their new TOPrS at the rate of 8.25% per annum from December 1, 1995 up to and including the Expiration Date of the Offer, and 9% per annum thereafter, with the first payment to be made on December 31, 1995. See "Description of the Preferred Securities -- Distributions" in the Prospectus.


Q: EXPLAIN THE 20 QUARTER DIVIDEND DEFERRAL PROVISION OF THE TOPRS.

A: Quarterly interest payments on the Junior Subordinated Debentures may be deferred for one or more periods of up to 20 consecutive quarters each, at the option of the Company. In the case of any such deferral, distributions on the TOPrS will be similarly deferred. The Junior Subordinated Debentures have a maturity date which may not be extended. See "Description of the Preferred Securities -- Distributions" in the Prospectus. Quarterly dividend payments on the Depositary Shares are payable only if declared by the Company's Board of Directors and such dividends may be deferred indefinitely. To date, the Company has made each quarterly dividend payment with respect to the Depositary Shares on the scheduled dividend payment date. The Depositary Shares have no maturity date.


   Deferred TOPrS distributions continue to accrue and, if in arrears, compound quarterly at a rate equal to 9% per annum. However, while dividends on the Depositary Shares accrue if dividends are suspended, there is no such compounding feature. During such a deferral, the Trust will continue to accrue interest income (as original issue discount) in respect of the Junior Subordinated Debentures which will be taxable to beneficial owners of TOPrS. As a result, beneficial owners of TOPrS during such a deferral will include their pro rata share of the interest in gross income in advance of the receipt of cash.


                                   TAX ISSUES

Q: WILL THE EXCHANGE OF TOPRS FOR DEPOSITARY SHARES CONSTITUTE A TAXABLE EVENT?

A: Yes. The Company recommends that each holder read the section entitled
   "Taxation" in the Prospectus and consult their own tax advisor.

Q: WHAT WILL BE THE INITIAL TAX BASIS FOR THE TOPRS?

A: The initial tax basis of TOPrS acquired in the Offer will be equal to the fair market value of the TOPrS on the Expiration Date of the Offer. See "Taxation" in the Prospectus.

Q: HOW WILL DISTRIBUTIONS ON THE TOPRS BE REPORTED TO THE IRS?


A: Distributions on the TOPrS will be reported on Form 1099-OID.



Q: CORPORATE HOLDERS CAN CLAIM THE DIVIDENDS RECEIVED DEDUCTION ON DIVIDENDS
   ON THE DEPOSITARY SHARES. ARE DISTRIBUTIONS ON THE TOPRS ELIGIBLE FOR THAT DEDUCTION FOR CORPORATE HOLDERS?


A: No.